Exhibit 31.2
SECTION 302 CERTIFICATION
I, Michael N. Lavey, Interim Chief Financial Officer, Chief Accounting Officer and Controller of Tribune Publishing, certify that:
1.I have reviewed this annual report on Form 10-K of Tribune Publishing Company; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:     /s/ Michael N. Lavey________________________________
Michael N. Lavey
Interim Chief Financial Officer, Chief Accounting Officer and Controller
Date:    April 26, 2021